UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant previously disclosed by Form 8-K filed on December 28, 2009 that it had entered into a Memorandum of Agreement (“Agreement”) on December 21, 2009 for the purchase of the core business and business assets of GT Systems, Inc., New York, New York. The anticipated closing of the transaction described in the Agreement was subject to approval by both parties on the final definitive transaction documents memorializing the Agreement. As of March 22, 2010, the Registrant has concluded that the Agreement should be terminated and that there will be no consummation of the contemplated transaction with GT Systems, Inc. All other collateral discussions that had taken place between the Registrant and GT Systems, Inc. have also been terminated.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Registrant conducted its annual shareholders’ meeting on March 22, 2010 and elected officers of the company to serve in the various capacities set forth opposite their names. These officers will serve as such until their term expires in accordance with the bylaws of the Registrant or until one or more vacancies may arise at which time any vacancy may be filled in accordance with the procedures set forth in the Registrant’s bylaws:

Chief Executive Officer	Salvatore J. Zizza
President and Chief Operating Officer	Herbert F. Imhoff, Jr.
Treasurer	Jan V. Prieto-McCarthy
Vice-President	Marilyn White
Secretary	Nancy C. Frohnmaier
Assistant Secretary	Marlene E. Justice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC. (Registrant)

Date: March 26, 2010	By:	/s/ Salvatore J. Zizza
Salvatore J. Zizza
Chief Executive Officer